UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 11, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1. A copy of the press release is available on Blackwells’ website, www.NoMoreMonty.com. From time to time, Blackwells and/or the other participants in its solicitation may make certain posts and/or reposts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, Instagram pages and/or YouTube pages. A copy of the posts are attached hereto as Exhibit 2.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Braemar Hotels & Resorts Inc. (the “Corporation”) for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Corporation’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Corporation’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Corporation brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Corporation’s stockholders. Ultimately, Blackwells believes the Corporation’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Corporation and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Corporation on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 1

Blackwells Calls out More of Mr. Bennett’s Fictions

Highlights Mr. Bennett’s Expertise in Shareholder Value Extraction

Urges Shareholders to Vote FOR Blackwells’ Nominees and Proposals

NEW YORK, June 11, 2024 – Blackwells Capital LLC (“Blackwells”), a shareholder of Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) (NYSE: BHR), responded to a press release issued by Braemar today.

Jason Aintabi, Chief Investment Officer of Blackwells, said:

“If Mr. Bennett really ‘takes his responsibility to protect the best interests of shareholders seriously’ as he stated earlier today, he would look at the share price declines of every REIT he has touched and acknowledge that he is among the worst managers in the history of US listed REITs. Mr. Bennett’s primary expertise rather appears to be in the field of ‘shareholder value extraction’-- where we award him a gold medal.”

Blackwells calls out Mr. Bennett’s fictions.. (again..):

1.	Mr. Bennett said Blackwells’ campaign “from the start has been defined by smear tactics and personal attacks.” Mr. Bennett has a pattern of smearing and suing shareholders who bring attention to his shady external advisory agreement with Ashford Inc. (or otherwise call out his unique skillsets), including the smear tactics and personal attacks against Blackwells in a series of articles published in a ‘newspaper’ he controls, in a manner we believe violates securities laws.

2.	Mr. Bennett labels the Blackwells nominees as “handpicked”. The Blackwells nominees are all independent, all highly qualified, all outraged at the governance of the Company and are all willing to step in and defend shareholders. Just a quick glance at the ever-increasing fee stream paid to Ashford Inc. will enlighten even the most uninformed shareholder as to why Mr. Bennett is fighting desperately to keep skilled, independent directors out of his boardroom.

3.	Mr. Bennett claims that Blackwells’ intention is “taking over the Braemar Board of Directors without paying a control premium”. Either Mr. Bennett does not understand how proxy contests work, or he is deliberately misleading shareholders. We believe it is the latter. Blackwells wants independent directors to examine the shady ‘Advisory Agreement’ and understand how Mr. Bennett has increased his fee stream by 600% while shareholders have suffered a 90% decline in share price. The current Board members are clearly not interested in figuring that magic trick out.

4.	Mr. Bennett said that Blackwells has a “history of running misguided, unsuccessful efforts.” Blackwells has created tens of billions of dollars in value for fellow shareholders in its public campaigns, while Mr. Bennett has turned every REIT he has ever gotten his fingers on into illiquid, mismanaged and debt-ridden disasters.

Blackwells urges all Braemar shareholders to vote their proxy on the WHITE universal proxy card “FOR” each of the Blackwells nominees and the Blackwells proposals. Blackwells recommends shareholders vote “AGAINST” Braemar’s executive compensation resolution.

If you have any questions about voting your proxy or need replacement proxy materials, contact:

MacKenzie Partners, Inc.

+1 (800) 322-2885 (toll free for shareholders)

proxy@mackenziepartners.com

Blackwells also encourages shareholders to review Blackwells’ materials, the details of its engagement with the Company, information about Blackwells’ nominees, and other important information at www.NoMoreMonty.com. Shareholders are also invited to follow Blackwells’ campaign on X at @nomoremonty and Instagram at @no_more_monty.

About Blackwells Capital

Blackwells is a multi-strategy alternative asset management firm that invests in public and private markets globally. Our public markets portfolio focuses on currencies, equities, credit and commodities. When necessary, we engage with public company boards to drive value for all stakeholders. Our private markets portfolio includes investments in space, clean energy, infrastructure, real estate and technology. Further information is available at www.blackwellscap.com.

Contacts

Stockholders
MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media
Gagnier Communications
Dan Gagnier & Riyaz Lalani
646-569-5897
blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the Company’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Company’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Company’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Company brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s stockholders. Ultimately, Blackwells believes the Company’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Company and the Company’s directors. Blackwells alleges, among other things, that the Company improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Company on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 2